EXPLANATORY NOTE

This Amendment to the post-qualification amendment on Form 1-A POS filed by Red Oak Capital Fund VI, LLC on March 19, 2024 (the “Original Filing”) is being filed solely to include Exhibit 4 which was inadvertently excluded from the Original Filing. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index, and the exhibits referenced therein. Parts I and II of the Original Filing are unchanged and therefore have been omitted.

PART III – EXHIBITS

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Fund VI, LLC*

(2)(a)	Certificate of Formation of Red Oak Capital Fund VI, LLC*

(2)(b)	Limited Liability Company Agreement of Red Oak Capital Fund VI, LLC*

(4)	Subscription Agreement

(11)(a)	Consent of UHY LLP*

(11)(b)	Consent of Womble Bond Dickinson (US) LLP**

(12)	Opinion of Womble Bond Dickinson (US) LLP*

_________________________

* Previously filed.

** Included with the legal opinion provided pursuant to item (12)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte in the State of North Carolina on March 20, 2024.

Red Oak Capital Fund VI, LLC,
a Delaware limited liability company

By:	Red Oak Capital GP, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Capital Holdings, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Holdings Management, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Manager

By:	/s/ Kevin Kennedy
Name:	Kevin Kennedy
Its:	Manager

By:	/s/ Raymond Davis
Name:	Raymond Davis
Its:	Manager

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Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Chief Executive Officer of the Sole Member of the Manager
Principal Executive Officer

By:	/s/ Tom McGovern
Name:	Tom McGovern
Its:	Chief Financial Officer of the Sole Member of the Manager
Principal Accounting Officer

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